Exhibit 99.1

MSCI Reports Financial Results for Third Quarter and Nine Months 2022

NEW YORK--(BUSINESS WIRE)--October 25, 2022--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended September 30, 2022 (“third quarter 2022”) and nine months ended September 30, 2022 (“nine months 2022”).

Financial and Operational Highlights for Third Quarter 2022
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended September 30, 2021 (“third quarter 2021”) and Run Rate percentage changes are relative to September 30, 2021).

  Operating revenues of $560.6 million, up 8.4%; Organic operating revenue growth of 7.2%
  Recurring subscription revenues up 17.5%; Asset-based fees down 11.4%
  Operating margin of 55.2%; Adjusted EBITDA margin of 60.8%
  Diluted EPS of $2.68, up 32.0%; Adjusted EPS of $2.85, up 12.6%
  New recurring subscription sales growth of 10.8%; Organic recurring subscription Run Rate growth of 14.2%; Retention Rate of 96.4%
  In nine months 2022 and through trade date of October 24, 2022, a total of $1.3 billion or 2,729,715 shares were repurchased at an average repurchase price of $470.68
  Approximately $100.7 million in dividends were paid to shareholders in third quarter 2022; Cash dividend of $1.25 per share declared by MSCI Board of Directors for fourth quarter 2022
	Three Months Ended			Nine Months Ended
In thousands,	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
except per share data (unaudited)	2022	2021	% Change	2022	2021	% Change
Operating revenues	$560,639	$517,099	8.4%	$1,672,390	$1,493,702	12.0%
Operating income	$309,531	$280,230	10.5%	$898,890	$792,138	13.5%
Operating margin %	55.2%	54.2%		53.7%	53.0%

Net income	$216,592	$169,876	27.5%	$655,602	$532,118	23.2%

Diluted EPS	$2.68	$2.03	32.0%	$8.05	$6.38	26.2%
Adjusted EPS	$2.85	$2.53	12.6%	$8.61	$7.44	15.7%

Adjusted EBITDA	$340,961	$306,595	11.2%	$990,649	$878,130	12.8%
Adjusted EBITDA margin %	60.8%	59.3%		59.2%	58.8%

“In the face of significant market turmoil, MSCI once again delivered strong results, including our best third quarter ever of recurring net new sales. Among other achievements, we posted our highest Index subscription run rate growth in a decade at 12.6%, grew our Climate business subscription run rate by 86.0% and posted our highest Analytics retention rate ever at 95.9%,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“We did this even as global headwinds grew stronger, demonstrating the resilience and adaptability of our all-weather franchise. While the macro environment has created challenges for companies across industries, MSCI continues to benefit from our mission-critical solutions, our diversified client base and our commitment to financial discipline,” added Mr. Fernandez.

Third Quarter Consolidated Results

Operating Revenues: Operating revenues were $560.6 million, up 8.4%. Organic operating revenue growth was 7.2%. The $43.5 million increase was the result of $62.6 million in higher recurring subscription revenues offset by a $16.1 million decrease in asset-based fees, and a $3.0 million decrease in non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at September 30, 2022 was $2,203.3 million, up 5.1%. Recurring subscriptions Run Rate increased by $177.9 million, and asset-based fees Run Rate decreased by $70.8 million. Organic recurring subscriptions Run Rate growth was 14.2%. Retention Rate in third quarter 2022 was 96.4%, compared to 94.5% in third quarter 2021.

Expenses: Total operating expenses were $251.1 million, up 6.0%. Adjusted EBITDA expenses were $219.7 million, up 4.4%, primarily reflecting higher non-compensation costs including in the areas of information technology costs and professional fees. The increase also reflected higher compensation and benefits costs related to continued investments to support growth, including increased headcount in technology, data services and research. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 11.5% and 10.3%, respectively.

Headcount: As of September 30, 2022, headcount was 4,767 employees, with approximately 35% and approximately 65% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $40.3 million, down 49.3%. The lower net expenses were primarily driven by the absence of debt extinguishment costs in third quarter 2022, as well as higher interest income, partially offset by higher interest expense associated with higher average outstanding debt balances.

Income Taxes: The effective tax rate was 19.5% in third quarter 2022 compared to 15.3% in third quarter 2021. The increase was primarily related to the absence of the impact of significant discrete tax benefits in third quarter 2022, in relation to pretax income, including the tax impact of loss on debt extinguishment recognized in third quarter 2021. In addition, the third quarter of 2021 reflected the tax impact of the settlement of prior year items.

Net Income: As a result of the factors described above, net income was $216.6 million, up 27.5%.

Adjusted EBITDA: Adjusted EBITDA was $341.0 million, up 11.2%. Adjusted EBITDA margin in third quarter 2022 was 60.8%, compared to 59.3% in third quarter 2021.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$185,531	$165,310	12.2%	$539,740	$480,488	12.3%
Asset-based fees	125,620	141,745	(11.4)%	402,889	404,593	(0.4)%
Non-recurring	11,089	14,448	(23.2)%	31,319	34,876	(10.2)%
Total operating revenues	322,240	321,503	0.2%	973,948	919,957	5.9%
Adjusted EBITDA expenses	76,273	75,916	0.5%	236,936	221,023	7.2%
Adjusted EBITDA	$245,967	$245,587	0.2%	$737,012	$698,934	5.4%
Adjusted EBITDA margin %	76.3%	76.4%		75.7%	76.0%

Index operating revenues were $322.2 million, up 0.2%. The $0.7 million increase was driven by $20.2 million in higher recurring subscription revenues offset by $16.1 million in lower asset-based fees and $3.4 million in lower non-recurring revenues.

Growth in recurring subscription revenues was primarily driven by strong growth from both market-cap weighted and factor, ESG and climate Index products.

The decrease in revenues attributable to asset-based fees reflected a decline in revenues from ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes, driven by a decrease in average AUM and average basis point fees. The decrease in revenues attributable to asset-based fees was partially offset by an increase in revenues from exchange traded futures and options contracts linked to MSCI indexes, driven by volume increases.

Index Run Rate as of September 30, 2022, was $1.2 billion, up 1.1%. The $13.0 million increase was comprised of a $83.8 million increase in recurring subscription Run Rate offset by a $70.8 million decrease in asset-based fees Run Rate. The increase in recurring subscription Run Rate was primarily driven by strong growth from market cap-weighted, factor, ESG and climate, and custom and specialized Index products, and reflected growth across all regions and client segments. The decline in asset-based fees Run Rate primarily reflected lower AUM in ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes, partially offset by higher exchange traded futures and options volume.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$142,751	$134,320	6.3%	$420,047	$399,360	5.2%
Non-recurring	2,164	1,978	9.4%	6,349	6,857	(7.4)%
Total operating revenues	144,915	136,298	6.3%	426,396	406,217	5.0%
Adjusted EBITDA expenses	77,281	86,007	(10.1)%	244,912	260,381	(5.9)%
Adjusted EBITDA	$67,634	$50,291	34.5%	$181,484	$145,836	24.4%
Adjusted EBITDA margin %	46.7%	36.9%		42.6%	35.9%

Analytics operating revenues were $144.9 million, up 6.3%. The $8.6 million increase was primarily driven by growth from recurring subscriptions related to both Multi-Asset Class and Equity Analytics products. Excluding the impact of foreign currency exchange rate fluctuations, Analytics operating revenue growth was 7.5%.

Analytics Run Rate as of September 30, 2022, was $597.8 million, up 5.1%. The increase of $28.8 million was driven by growth in both Equity Analytics and Multi-Asset Class products. Excluding the impact of foreign currency exchange rate fluctuations, Analytics Run Rate growth was 8.1%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$56,353	$42,592	32.3%	$160,962	$115,299	39.6%
Non-recurring	1,242	1,099	13.0%	3,790	2,450	54.7%
Total operating revenues	57,595	43,691	31.8%	164,752	117,749	39.9%
Adjusted EBITDA expenses	41,685	33,871	23.1%	122,418	97,164	26.0%
Adjusted EBITDA	$15,910	$9,820	62.0%	$42,334	$20,585	105.7%
Adjusted EBITDA margin %	27.6%	22.5%		25.7%	17.5%

ESG and Climate operating revenues were $57.6 million, up 31.8%. The $13.9 million increase was primarily driven by strong growth from recurring subscriptions related to Ratings and Climate products. Excluding the impact of foreign currency exchange rate fluctuations, ESG and Climate operating revenue growth was 46.2%.

ESG and Climate Run Rate as of September 30, 2022, was $237.9 million, up 33.4%. The $59.5 million increase primarily reflects strong growth from Ratings, Climate and Screening products with contributions across all regions. Excluding the impact of foreign currency exchange rate fluctuations, ESG and Climate Run Rate growth was 41.7%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$35,581	$15,418	130.8%	$106,276	$48,355	119.8%
Non-recurring	308	189	63.0%	1,018	1,424	(28.5)%
Total operating revenues	35,889	15,607	130.0%	107,294	49,779	115.5%
Adjusted EBITDA expenses	24,439	14,710	66.1%	77,475	37,004	109.4%
Adjusted EBITDA	$11,450	$897	n/m	$29,819	$12,775	133.4%
Adjusted EBITDA margin %	31.9%	5.7%		27.8%	25.7%

n/m: not meaningful.

All Other – Private Assets operating revenues, which reflects the Real Assets operating segment, were $35.9 million, up 130.0%, primarily driven by revenues attributable to the acquisition of RCA as well as growth in Enterprise Analytics, Global Intel and Climate Value-at-Risk products, partially offset by unfavorable foreign currency exchange rate fluctuations. Excluding the impact of the acquisition, All Other – Private Assets operating revenues increased 13.9%. All Other – Private Assets organic operating revenues increased by 30.6%.

All Other – Private Assets Run Rate, which reflects the Real Assets operating segment, was $137.4 million as of September 30, 2022, up 4.3%, driven by growth in the RCA business as well as growth in Global Intel, Enterprise Analytics and Climate Value-at-Risk products, partially offset by unfavorable foreign currency exchange rate fluctuations. Excluding the impact of foreign currency exchange rate fluctuations, All Other – Private Assets Run Rate growth was 11.9%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $867.1 million as of September 30, 2022. The Company maintains its existing revolving credit facility, which was undrawn as of September 30, 2022. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of September 30, 2022, were $4.6 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.3x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.4x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $18.0 million, and cash provided by operating activities increased by 49.6% to $323.1 million, primarily reflecting higher cash collections from customers and lower income tax payments, partially offset by cash expenses paid in the quarter. Free cash flow for third quarter 2022 was up 51.7% to $305.1 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 80.9 million in third quarter 2022, down 3.2% year-over-year. Total share repurchases during the quarter were $165.0 million or 382,986 shares at an average repurchase price of $430.94. Total shares outstanding as of September 30, 2022 were 80.1 million. A total of approximately $1.3 billion remains on the outstanding share repurchase authorization as of trade date of October 24, 2022.

Dividends: Approximately $100.7 million in dividends were paid to shareholders in third quarter 2022. On October 24, 2022, the MSCI Board of Directors declared a cash dividend of $1.25 per share for fourth quarter 2022, payable on November 30, 2022, to shareholders of record as of the close of trading on November 10, 2022.

Full-Year 2022 Guidance

MSCI's guidance for the year ending December 31, 2022 (“Full-Year 2022”) is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the ongoing COVID-19 pandemic as well as the economic and market impacts of elevated inflation levels and Russia’s invasion of Ukraine.

Guidance Item	Current Guidance for Full-Year 2022	Prior Guidance for Full-Year 2022
Operating Expense	$1,030 to $1,060 million	$1,045 to $1,085 million
Adjusted EBITDA Expense	$910 to $940 million	$940 to $970 million
Interest Expense (including amortization of financing fees)	~$172 million	~$172 million
Depreciation & Amortization Expense	$110 to $120 million	$105 to $115 million
Effective Tax Rate	16.0% to 17.5%	15.5% to 18.5%
Capital Expenditures	$65 to $75 million	$65 to $75 million
Net Cash Provided by Operating Activities	$1,100 to $1,140 million	$1,080 to $1,120 million
Free Cash Flow	$1,025 to $1,075 million	$1,005 to $1,055 million

Conference Call Information

MSCI's senior management will review the third quarter 2022 results on Tuesday, October 25, 2022 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI's Investor Relations website, https://ir.msci.com/events-and-presentations or to join via telephone, please register yourself at https://ir.msci.com/events-and-presentations. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including a dial-in number and a unique participant pin that can be used to access the call. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2022 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on February 11, 2022 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions, including the acquisition of RCA completed on September 13, 2021. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 13 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain non-recurring acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain non-recurring acquisition-related integration and transaction costs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to costs associated with debt extinguishment, the impact related to certain non-recurring acquisition-related integration and transaction costs, the impact from impairment related to sublease of leased property and the impact related to gain from changes in ownership interest of equity method investee.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands, except per share data	2022	2021	Change	2022	2021	Change
Operating revenues	$560,639	$517,099	8.4%	$1,672,390	$1,493,702	12.0%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	98,418	89,674	9.8%	301,957	262,781	14.9%
Selling and marketing	65,545	59,819	9.6%	192,671	174,477	10.4%
Research and development	25,941	28,352	(8.5)%	78,179	80,745	(3.2)%
General and administrative	30,702	38,110	(19.4)%	112,993	103,020	9.7%
Amortization of intangible assets	23,375	14,105	65.7%	67,274	59,569	12.9%
Depreciation and amortization of property, equipment and leasehold improvements	7,127	6,809	4.7%	20,426	20,972	(2.6)%
Total operating expenses(1)	251,108	236,869	6.0%	773,500	701,564	10.3%

Operating income	309,531	280,230	10.5%	898,890	792,138	13.5%

Interest income	(3,938)	(396)	n/m	(5,160)	(1,129)	n/m
Interest expense	44,162	42,137	4.8%	125,961	119,278	5.6%
Other expense (income)	103	37,839	(99.7)%	(90)	61,616	(100.1)%
Other expense (income), net	40,327	79,580	(49.3)%	120,711	179,765	(32.9)%

Income before provision for income taxes	269,204	200,650	34.2%	778,179	612,373	27.1%

Provision for income taxes	52,612	30,774	71.0%	122,577	80,255	52.7%
Net income	$216,592	$169,876	27.5%	$655,602	$532,118	23.2%

Earnings per basic common share	$2.69	$2.06	30.6%	$8.09	$6.45	25.4%

Earnings per diluted common share	$2.68	$2.03	32.0%	$8.05	$6.38	26.2%

Weighted average shares outstanding used in computing earnings per share:

Basic	80,500	82,470	(2.4)%	81,001	82,521	(1.8)%
Diluted	80,874	83,554	(3.2)%	81,481	83,446	(2.4)%

n/m: not meaningful.

(1) Includes stock-based compensation expense of $12.0 million and $13.7 million for the three months ended Sep. 30, 2022 and Sep. 30, 2021, respectively. Includes stock-based compensation expense of $45.4 million and $46.3 million for the nine months ended Sep. 30, 2022 and Sep. 30, 2021, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	Sep. 30,	Dec. 31,
In thousands	2022	2021
Cash and cash equivalents	$867,112	$1,421,449
Accounts receivable, net of allowances	$525,360	$664,511

Current deferred revenue	$735,710	$824,912
Current portion of long-term debt (1)	$8,711	$—
Long-term debt(2)	$4,504,291	$4,161,422

(1) Consists of gross current portion of long-term debt, net of deferred financing fees. Gross current portion of long-term debt was $8.8 million at September 30, 2022.
(2) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,541.3 million at September 30, 2022 and $4,200.0 million at December 31, 2021.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change	2022	2021	Change
Net cash provided by operating activities	$323,069	$215,891	49.6%	$779,942	$656,405	18.8%
Net cash used in investing activities	(18,000)	(963,558)	98.1%	(52,413)	(985,879)	94.7%
Net cash (used in) provided by financing activities	(269,891)	64,391	n/m	(1,252,827)	321,249	n/m
Effect of exchange rate changes	(10,366)	(4,062)	(155.2)%	(29,039)	(7,632)	(280.5)%
Net (decrease) increase in cash and cash equivalents	$24,812	$(687,338)	103.6%	$(554,337)	$(15,857)	n/m

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change	2022	2021	Change
Operating revenues:
Recurring subscriptions	$185,531	$165,310	12.2%	$539,740	$480,488	12.3%
Asset-based fees	125,620	141,745	(11.4)%	402,889	404,593	(0.4)%
Non-recurring	11,089	14,448	(23.2)%	31,319	34,876	(10.2)%
Total operating revenues	322,240	321,503	0.2%	973,948	919,957	5.9%
Adjusted EBITDA expenses	76,273	75,916	0.5%	236,936	221,023	7.2%
Adjusted EBITDA	$245,967	$245,587	0.2%	$737,012	$698,934	5.4%
Adjusted EBITDA margin %	76.3%	76.4%		75.7%	76.0%

Analytics	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change	2022	2021	Change
Operating revenues:
Recurring subscriptions	$142,751	$134,320	6.3%	$420,047	$399,360	5.2%
Non-recurring	2,164	1,978	9.4%	6,349	6,857	(7.4)%
Total operating revenues	144,915	136,298	6.3%	426,396	406,217	5.0%
Adjusted EBITDA expenses	77,281	86,007	(10.1)%	244,912	260,381	(5.9)%
Adjusted EBITDA	$67,634	$50,291	34.5%	$181,484	$145,836	24.4%
Adjusted EBITDA margin %	46.7%	36.9%		42.6%	35.9%

ESG and Climate	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change	2022	2021	Change
Operating revenues:
Recurring subscriptions	$56,353	$42,592	32.3%	$160,962	$115,299	39.6%
Non-recurring	1,242	1,099	13.0%	3,790	2,450	54.7%
Total operating revenues	57,595	43,691	31.8%	164,752	117,749	39.9%
Adjusted EBITDA expenses	41,685	33,871	23.1%	122,418	97,164	26.0%
Adjusted EBITDA	$15,910	$9,820	62.0%	$42,334	$20,585	105.7%
Adjusted EBITDA margin %	27.6%	22.5%		25.7%	17.5%

All Other - Private Assets	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change	2022	2021	Change
Operating revenues:
Recurring subscriptions	$35,581	$15,418	130.8%	$106,276	$48,355	119.8%
Non-recurring	308	189	63.0%	1,018	1,424	(28.5)%
Total operating revenues	35,889	15,607	130.0%	107,294	49,779	115.5%
Adjusted EBITDA expenses	24,439	14,710	66.1%	77,475	37,004	109.4%
Adjusted EBITDA	$11,450	$897	n/m	$29,819	$12,775	133.4%
Adjusted EBITDA margin %	31.9%	5.7%		27.8%	25.7%

Consolidated	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change	2022	2021	Change
Operating revenues:
Recurring subscriptions	$420,216	$357,640	17.5%	$1,227,025	$1,043,502	17.6%
Asset-based fees	125,620	141,745	(11.4)%	402,889	404,593	(0.4)%
Non-recurring	14,803	17,714	(16.4)%	42,476	45,607	(6.9)%
Operating revenues total	560,639	517,099	8.4%	1,672,390	1,493,702	12.0%
Adjusted EBITDA expenses	219,678	210,504	4.4%	681,741	615,572	10.7%
Adjusted EBITDA	$340,961	$306,595	11.2%	$990,649	$878,130	12.8%
Adjusted EBITDA margin %	60.8%	59.3%		59.2%	58.8%
Operating margin %	55.2%	54.2%		53.7%	53.0%

n/m: not meaningful.

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2022	2021	2022	2021
Index
New recurring subscription sales	$24,130	$19,546	$74,493	$66,037
Subscription cancellations	(5,388)	(6,203)	(18,468)	(18,192)
Net new recurring subscription sales	$18,742	$13,343	$56,025	$47,845
Non-recurring sales	$13,375	$17,366	$41,357	$39,340
Total gross sales	$37,505	$36,912	$115,850	$105,377
Total Index net sales	$32,117	$30,709	$97,382	$87,185

Index Retention Rate	96.9%	96.0%	96.5%	96.1%

Analytics
New recurring subscription sales	$17,568	$15,889	$50,391	$44,381
Subscription cancellations	(6,029)	(9,213)	(22,523)	(25,188)
Net new recurring subscription sales	$11,539	$6,676	$27,868	$19,193
Non-recurring sales	$2,505	$2,377	$8,412	$8,123
Total gross sales	$20,073	$18,266	$58,803	$52,504
Total Analytics net sales	$14,044	$9,053	$36,280	$27,316

Analytics Retention Rate	95.9%	93.4%	94.9%	94.0%

ESG and Climate
New recurring subscription sales	$14,270	$17,310	$55,617	$46,706
Subscription cancellations	(1,303)	(1,338)	(3,315)	(3,636)
Net new recurring subscription sales	$12,967	$15,972	$52,302	$43,070
Non-recurring sales	$1,375	$1,090	$3,553	$2,927
Total gross sales	$15,645	$18,400	$59,170	$49,633
Total ESG and Climate net sales	$14,342	$17,062	$55,855	$45,997

ESG and Climate Retention Rate	97.4%	96.1%	97.8%	96.5%

All Other - Private Assets
New recurring subscription sales	$5,218	$2,479	$16,490	$6,023
Subscription cancellations	(1,744)	(1,296)	(5,080)	(2,881)
Net new recurring subscription sales	$3,474	$1,183	$11,410	$3,142
Non-recurring sales	$83	$130	$690	$1,201
Total gross sales	$5,301	$2,609	$17,180	$7,224
Total All Other - Private Assets net sales	$3,557	$1,313	$12,100	$4,343

All Other - Private Assets Retention Rate(2)	94.8%	91.0%	95.0%	91.2%

Consolidated
New recurring subscription sales	$61,186	$55,224	$196,991	$163,147
Subscription cancellations	(14,464)	(18,050)	(49,386)	(49,897)
Net new recurring subscription sales	$46,722	$37,174	$147,605	$113,250
Non-recurring sales	$17,338	$20,963	$54,012	$51,591
Total gross sales	$78,524	$76,187	$251,003	$214,738
Total net sales	$64,060	$58,137	$201,617	$164,841

Total Retention Rate	96.4%	94.5%	95.9%	94.9%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.
(2) Retention rate for All Other – Private Assets excluding the impact of RCA was 95.7% and 95.8% for the three and nine months ended September 30, 2022, respectively.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Nine Months Ended
	Sep. 30	Dec. 31	Mar. 31	June 30	Sep. 30	Sep. 30	Sep. 30
In billions	2021	2021	2022	2022	2022	2021	2022
Beginning Period AUM in ETFs linked to	$1,336.2	$1,336.6	$1,451.6	$1,389.3	$1,189.5	$1,103.6	$1,451.6
MSCI equity indexes
Market Appreciation/(Depreciation)	(30.7)	56.5	(89.7)	(207.3)	(105.7)	86.2	(402.7)
Cash Inflows	31.1	58.5	27.4	7.5	(2.6)	146.8	32.3
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,336.6	$1,451.6	$1,389.3	$1,189.5	$1,081.2	$1,336.6	$1,081.2

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,361.9	$1,414.8	$1,392.5	$1,285.4	$1,208.9	$1,274.5	$1,295.6

Period-End Basis Point Fee(3)	2.57	2.54	2.51	2.52	2.52	2.57	2.52

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1% of the AUM amounts presented.
(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Sep. 30,	Sep. 30,	%
In thousands	2022	2021	Change
Index
Recurring subscriptions	$750,818	$667,023	12.6%
Asset-based fees	479,399	550,230	(12.9)%
Index Run Rate	1,230,217	1,217,253	1.1%

Analytics Run Rate	597,752	568,932	5.1%

ESG and Climate Run Rate	237,930	178,398	33.4%

All Other - Private Assets Run Rate	137,401	131,678	4.3%

Total Run Rate	$2,203,300	$2,096,261	5.1%

Total recurring subscriptions	$1,723,901	$1,546,031	11.5%
Total asset-based fees	479,399	550,230	(12.9)%
Total Run Rate	$2,203,300	$2,096,261	5.1%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2022	2021	2022	2021
Index adjusted EBITDA	$245,967	$245,587	$737,012	$698,934
Analytics adjusted EBITDA	67,634	50,291	181,484	145,836
ESG and Climate adjusted EBITDA	15,910	9,820	42,334	20,585
All Other - Private Assets adjusted EBITDA	11,450	897	29,819	12,775
Consolidated adjusted EBITDA	340,961	306,595	990,649	878,130
Amortization of intangible assets	23,375	14,105	67,274	59,569
Depreciation and amortization of property, equipment and leasehold improvements	7,127	6,809	20,426	20,972
Acquisition-related integration and transaction costs(1)	928	5,451	4,059	5,451
Operating income	309,531	280,230	898,890	792,138
Other expense (income), net	40,327	79,580	120,711	179,765
Provision for income taxes	52,612	30,774	122,577	80,255
Net income	$216,592	$169,876	$655,602	$532,118

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands, except per share data	2022	2021	2022	2021
Net income	$216,592	$169,876	$655,602	$532,118
Plus: Amortization of acquired intangible assets and equity method investment basis difference	16,811	10,792	50,564	29,915
Plus: Acquisition-related integration and transaction costs(1)(2)	928	5,451	4,220	5,451
Plus: Debt extinguishment costs associated with the 2025 and 2026 Senior Notes Redemptions	—	37,312	—	59,104
Plus: Write-off of internally developed capitalized software	—	—	—	16,013
Less: Income tax effect	(3,537)	(12,143)	(8,630)	(21,966)
Adjusted net income	$230,794	$211,288	$701,756	$620,635

Diluted EPS	$2.68	$2.03	$8.05	$6.38
Plus: Amortization of acquired intangible assets and equity method investment basis difference	0.21	0.13	0.62	0.36
Plus: Acquisition-related integration and transaction costs(1)(2)	0.01	0.07	0.05	0.07
Plus: Debt extinguishment costs associated with the 2025 and 2026 Senior Notes Redemptions	—	0.45	—	0.71
Plus: Write-off of internally developed capitalized software	—	—	—	0.19
Less: Income tax effect	(0.05)	(0.15)	(0.11)	(0.27)
Adjusted EPS	$2.85	$2.53	$8.61	$7.44

(1) Acquisition-related integration and transaction costs of $0.9 million and $4.1 million are presented within "General and administrative" expenses and $0 million and $0.2 million are presented within "Depreciation and amortization of property, equipment and leasehold improvements" expenses for the three and nine months ended September 30, 2022, respectively.
(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2022
In thousands	2022	2021	2022	2021	Outlook(1)
Index adjusted EBITDA expenses	$76,273	$75,916	$236,936	$221,023
Analytics adjusted EBITDA expenses	77,281	86,007	244,912	260,381
ESG and Climate adjusted EBITDA expenses	41,685	33,871	122,418	97,164
All Other - Private Assets adjusted EBITDA expenses	24,439	14,710	77,475	37,004
Consolidated adjusted EBITDA expenses	219,678	210,504	681,741	615,572	$910,000 - $940,000
Amortization of intangible assets	23,375	14,105	67,274	59,569
Depreciation and amortization of property,					$110,000 - $120,000
equipment and leasehold improvements	7,127	6,809	20,426	20,972
Acquisition-related integration and transaction costs(2)	928	5,451	4,059	5,451
Total operating expenses	$251,108	$236,869	$773,500	$701,564	$1,030,000 - $1,060,000

 (1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we are not able to provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses. We believe the impact and timing of these potential future items are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts.
(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2022
In thousands	2022	2021	2022	2021	Outlook(1)
Net cash provided by operating activities	$323,069	$215,891	$779,942	$656,405	$1,100,000 - $1,140,000
Capital expenditures	(3,275)	(4,646)	(8,012)	(7,119)
Capitalized software development costs	(14,726)	(10,141)	(44,425)	(29,078)
Capex	(18,001)	(14,787)	(52,437)	(36,197)	($75,000 - $65,000)
Free cash flow	$305,068	$201,104	$727,505	$620,208	$1,025,000 - $1,075,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow. We believe the impact and timing of these potential future items are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts.

Table 13: Third Quarter 2022 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended September 30, 2022 and 2021
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	0.2%	12.2%	(11.4)%	(23.2)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.5%	0.7%	0.2%	(0.2)%
Organic operating revenue growth	0.7%	12.9%	(11.2)%	(23.4)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.3%	6.3%	—%	9.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	1.2%	1.1%	—%	6.4%
Organic operating revenue growth	7.5%	7.4%	—%	15.8%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	31.8%	32.3%	—%	13.0%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	14.4%	14.6%	—%	8.6%
Organic operating revenue growth	46.2%	46.9%	—%	21.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	130.0%	130.8%	—%	63.0%
Impact of acquisitions and divestures	(116.1)%	(117.5)%	—%	—%
Impact of foreign currency exchange rate fluctuations	16.7%	16.7%	—%	13.7%
Organic operating revenue growth	30.6%	30.0%	—%	76.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.4%	17.5%	(11.4)%	(16.4)%
Impact of acquisitions and divestitures	(3.5)%	(5.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	2.3%	3.2%	0.2%	1.3%
Organic operating revenue growth	7.2%	15.6%	(11.2)%	(15.1)%

Table 14: Nine Months 2022 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Nine Months Ended September 30, 2022 and 2021
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.9%	12.3%	(0.4)%	(10.2)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.3%	0.5%	0.2%	—%
Organic operating revenue growth	6.2%	12.8%	(0.2)%	(10.2)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.0%	5.2%	—%	(7.4)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.8%	0.8%	—%	3.7%
Organic operating revenue growth	5.8%	6.0%	—%	(3.7)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	39.9%	39.6%	—%	54.7%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	9.5%	9.5%	—%	7.6%
Organic operating revenue growth	49.4%	49.1%	—%	62.3%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	115.5%	119.8%	—%	(28.5)%
Impact of acquisitions and divestures	(115.8)%	(119.3)%	—%	—%
Impact of foreign currency exchange rate fluctuations	12.0%	12.2%	—%	4.4%
Organic operating revenue growth	11.7%	12.7%	—%	(24.1)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.0%	17.6%	(0.4)%	(6.9)%
Impact of acquisitions and divestitures	(3.9)%	(5.5)%	—%	—%
Impact of foreign currency exchange rate fluctuations	1.6%	2.1%	0.2%	1.1%
Organic operating revenue growth	9.7%	14.2%	(0.2)%	(5.8)%

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